EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement No. 333-29541, Post-Effective Amendment No. 1 on Form S-8 to Form S-4, of our report dated February 5, 1997 with respect to the consolidated financial statements of Durco International Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

Dayton, Ohio
July 22, 1997